Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
William F. Oplinger	Kevin G. Lowery
(212) 836-2674	(412) 553-1424
Mobile (724) 422-7844

Alcoa Announces Organization Changes

Richard Kelson to Retire; Joe Muscari to Become New CFO

Helmut Wieser to Add Rigid Packaging, Asia to Global Rolled Products

Business

New York, NY – November 14, 2005 — Alain Belda, Chairman and CEO of Alcoa announced today that Richard B. Kelson, Chief Financial Officer and EVP, has chosen to retire and that Joseph C. Muscari would succeed him in that role, effective January 1, 2006.

“Rick Kelson has been an integral part of Alcoa’s success over the past three decades,” said Belda. “Rick successfully drove the company’s two successful billion-dollar cost savings programs, created a top-notch finance team, transformed Alcoa’s shared services organization, and built a world-class organization to improve environment, health and safety performance. We are sorry to lose him, but I am pleased that he has agreed to stay on well into next year to help provide for a smooth transition.” Mr. Kelson will become Chairman’s Counsel in January and will continue to advise the company on the transition.

Joe Muscari, currently EVP for Asia, Rigid Packaging and Global Foil, will become Chief Financial Officer after a wide-ranging 36-year career at Alcoa. “Joe has a unique combination of talents that make him perfectly suited to the CFO role,” said Belda. “He has strong international experience, having run Alcoa’s businesses in Latin America, Japan and China. He created the strategy to drive our expansion in Asia, where we now have $1.7 billion in annual revenue and more than 2500 employees. With a strong financial background including stints running corporate audit, environment, health & safety, compliance as well as finance for several major businesses, Joe has the right mix of talent and experience for the opportunities we are pursuing.” Today, Muscari has accountability for the Rigid Packaging Division (the company’s can sheet business), the commercial foil business, as well as Alcoa’s operations in Asia, with combined revenues of more than $3.5 billion in revenue. Muscari also has significant transactional experience having led a number of major investments and divestitures in Asia and Latin America.

Helmut Wieser, currently Group President of the North American and European Mill Products, will assume additional responsibility for the can sheet and hard alloy extrusion businesses. He will also oversee the company’s business in the Asia Pacific region, with a focus on China and the Australian rolled products business. The new group will include all of the company’s worldwide rolled products, hard alloy and rod and bar extrusion products, and its commercial foil businesses, accounting for more than $7.8 billion in 2004 revenue and 15,000 employees. Helmut will become an Executive Vice President of the company.

“This move will allow Helmut to build a truly global rolled and extruded products business focused on our customers in the aerospace, automotive, commercial transportation, packaging and industrial markets,” said Belda “His global knowledge and experience, together with his excellent business acumen and ability to drive results will continue to benefit Alcoa and our shareholders.”

The personnel changes were approved by the Company’s Board of Directors at their November Board meeting, which was held on Friday, November 11, 2005.

A separate press release describes the reorganization of the company’s extrusion businesses.

Background on Richard B. Kelson

Richard B. (“Rick”) Kelson, Chief Financial Officer and Executive Vice President, has announced his intention to retire in the first half of 2006 in order to pursue opportunities in the private equity arena. Mr. Kelson has more than 31 years of experience with Alcoa, serving in a variety of executive roles.

Rick is currently responsible for the company’s Treasury, Controllership, Pension, Investor Relations, Tax, Audit, and Financial Planning & Analysis activities and for Alcoa’s GBS (Global Business Services) group, which provides Information Technology centralized purchasing and Business Support Services globally to all Alcoa businesses. He is a member of Alcoa’s Executive Council, the senior leadership group that provides strategic direction for the company.

Rick joined Alcoa as an attorney in Pittsburgh in 1974. He held various positions of increasing responsibility in the Legal group, including being named Assistant General Counsel in 1989. In 1991, Rick moved out of the legal area when he was elected Senior Vice President - Environment, Health and Safety. In 1994 he returned to the legal organization as Executive Vice President Environment, Health & Safety and General Counsel. He was named Chief Financial Officer in 1997.

Rick currently serves on the board of directors of MeadWestvaco Corporation, PNC Financial Services Group, Inc., and The Alcoa Foundation. He is a member of the Board of Trustees at Carnegie Mellon University and serves on the board of visitors of the University of Pittsburgh Law School.

Rick graduated from the University of Pennsylvania with a bachelor’s degree in political science and obtained a J.D. from the University of Pittsburgh. Rick was born November 20, 1946, in Pittsburgh. He and his wife, Ellen, have three children.

Background on Joseph C. Mucari

Joseph C. (Joe) Muscari is head of Alcoa’s Rigid Packaging, Foil and Asia group, a position he assumed in October 2004. He has been an executive vice president of Alcoa since 2002. Joe currently oversees Alcoa’s global can sheet business, and is also charged with developing a global industrial and commercial foil business. He continues to have responsibility for Alcoa’s operations and growth strategy in Asia, a role he took on in 2001. Joe is a member of Alcoa’s Executive Council.

The early part of Joe’s Alcoa career, which began in 1969, focused on manufacturing as an industrial engineer with assignments in New Kensington, Pa.; Massena, NY; and Cleveland, Ohio. During that time, Joe also held an assignment in the Corporate Secretary’s Office in Pittsburgh. In 1979, he became business unit controller of the Forging Division in Cleveland and later assumed controllership responsibility for the Engineered Products Group. Joe’s next assignment was general manager of the Powder and Pigments Division in Pittsburgh. In 1986, he was named director of Alcoa’s IT group and later took on added responsibility as quality director for the Finance organization. In 1989, Joe was promoted to group vice president, The Stolle Corporation, a diversified Alcoa business located in Ohio.

In 1992, Joe moved to Japan as president of Alcoa Asia accountable for operations and business development as well as sales and marketing services for the Asian region. He established Alcoa’s first major operation in China and developed the company’s long-term strategy there. He returned to Pittsburgh in

1997 as vice president of Audit, and, subsequently, was elected vice president, Environment, Health & Safety, Audit and Compliance, a new position. In 2001 he once again took on a newly created business as Group President Asia and Latin America, in charge of operations and growth projects in the two regions.

Joe serves on the board of directors of Minerals Technologies Inc. and was a member of the Board of Overseers for the New Jersey Institute of Technology, from where he graduated cum laude in 1968 with a degree in industrial engineering. He earned an M.B.A. degree from the University of Pittsburgh in 1969. In 1994, Joe received an honorary Doctor of Law degree from Salem-Teikyo University.

Joe was born September 14, 1946, in Jersey City, New Jersey. He and his wife, Donna, have three children.

Background on Helmut Wieser

Before he was named president of the North American and European Mill Products group in 2004, Helmut was president of Alcoa’s flat rolled products group in Europe, a position he assumed in June 2001. He had been vice president, operations for the group starting in 2000.

Prior to joining Alcoa, Helmut worked for Austria Metal Group (AMAG) for 10 years, holding a series of management positions, culminating in 1997 as executive member of the board and chief operating officer. Earlier, he held sales and management positions with Voest Alpine in Austria and Venezuela, and in 1987 became president of Voest Alpine Venezuela.

He has served as chairman of the Rollers Division of the European Aluminium Association and is a member of the board of governors of the National Graduate University in Washington D.C.

Helmut was born in Steyr, Austria on October 11, 1953. He received a master’s degree in mechanical engineering and economics in 1981 from the University of Graz.

Alcoa is the world’s leading producer and manager of primary aluminum, fabricated aluminum and alumina facilities, and is active in all major aspects of the industry. Alcoa serves the aerospace, automotive, packaging, building and construction, commercial transportation and industrial markets, bringing design, engineering, production and other capabilities of Alcoa’s businesses to customers. In addition to aluminum products and components, Alcoa also markets consumer brands including Reynolds Wrap® foils and plastic wraps, Alcoa® wheels, and Baco® household wraps. Among its other businesses are vinyl siding, closures, fastening systems, precision castings, and electrical distribution systems for cars and trucks. The company has 131,000 employees in 43 countries and has been named one of the top three most sustainable corporations in the world at the World Economic Forum in Davos, Switzerland. More information can be found at www.alcoa.com